UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

August 30, 2010
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 7.01.  Regulation FD Disclosure.

On August 30, 2010, we issued a press release announcing that Gujarat State Petroleum Corporation (GSPC) has advised us that GSPC is of the view that the technical and other advise provided by us in the preparation of bid documents regarding the KG-OSN-2001/3 Offshore Block (KG Offshore Block) were incorrect and therefore as a result, costs of the project exceeded its estimates.  GSPC therefore further asserted that by reason of the foregoing, the Carried Interested Agreement between the parties with respect to the KG Offshore Block is void and consequently the Joint Operating Agreement and the Production Sharing Contract are also void.  Attached is a copy of our press release dated August 30, 2010 hereto as Exhibit 99.1.

The information disclosed in this Item 7.01 are being furnished solely to comply with Regulation FD and are not considered to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are not subject to the liabilities of that section unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Exchange Act.  By filing this Current Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.
(a)           Financial statements of business acquired.
  Not applicable
(b)           Pro forma financial information
  Not applicable
(c)           Exhibits:
10.1	Joint Bidding Agreement dated August 27, 2002 between Gujarat State Petroleum Corporation Limited, Jubilant ENPRO Limited, and GeoGlobal Resources (India) Incorporated
99.1	Press Release dated August 30, 2010 (furnished, not filed)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 1, 2010

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Paul B. Miller
Paul B. Miller
President and CEO